EXHIBIT 3.2

                      RESTATED BY-LAWS
                             OF
             ACCEPTANCE INSURANCE COMPANIES INC.



                    ARTICLE I.  OFFICES.

The corporation shall establish such offices, within or without the State of Nebraska, as the business of the corporation may, from time to time, require. The registered office of the corporation required by the General
Corporation Law of the State of Delaware to be maintained in the State of Delaware need not be identical with the corporation's principal office.


                 ARTICLE II.  SHAREHOLDERS.

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the date and time, and at such place, as determined by resolution of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the date designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

Section 2. Special Meetings. Special meetings of the shareholders unless otherwise prescribed by statute, may be called by the Board of Directors.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or for any special meeting.

Section 4. Notice of Meeting. Written or printed notice of the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of the shareholders for any other proper purpose, the Board of Directors of the corporation may provide that, the stock transfer books shall be closed for a period not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be less than ten nor more than sixty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be the only evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of these shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Where shares are registered in the names of two or more persons, said proxy shall be executed by all of them or by their duly authorized attorney in fact. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Section 10.  Voting of Shares by Certain Holders.

     (a) Shares standing in the name of a corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     (b) Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

     (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     (d) A shareholder whose shares are pledged shall be entitled to vote such shares.

     (e) Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Shareholders' Action - No Meeting. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


              ARTICLE III.  Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The Board may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or the certificate of incorporation directed or required to be exercised or done by the shareholders.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be determined by the Board of Directors preceding each annual or other meeting of shareholders at which directors are to be elected. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of a majority of directors of the corporation or by the Chairman of the Board or the President. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least 24 hours previously thereto to each director, personally or by mail, telegram, facsimile or by phone. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors, or, any directorship to be filled by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors whether or not such remaining directors shall constitute a quorum of the Board of Directors.

Section 8. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid compensation in such amount and such form as the Board of Directors shall, by resolution, determine.

Section 9.  Presumption of Assent.   A director of the
corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 10. Indemnification. The corporation shall indemnify any person who was, or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses including attorneys' fees, judgments, fines and amount paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding to the full extent authorized by the laws of Delaware.

Section 11. Non-Exclusive Provision. The foregoing right of indemnity and reimbursement shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled under any other by-law, agreement, vote of shareholders or otherwise.

Section 12. Director Action - No Meeting. An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

Section 13.  Telephonic Meetings.  Meetings of the Board of
Directors may be held by conference telephone call in a manner by which each member of the Board of Directors can hear and be heard by each other member of the Board of Directors during the course of such telephonic meeting.

Section 14. Audit Committee. The Board of Directors may appoint from its members an Audit Committee which shall (a) review the corporation's annual and quarterly consolidated financial statements; (b) meet on a regular basis with the corporation's senior accounting executives; (c) meet with the corporation's independent certified public accountants in connection with their audit of the corporation's annual financial statements to review scope of the audit, findings of the auditors, adequacy of internal accounting reports, controls and practices, and similar matters; (d) review the auditors' management letter, or similar report given to the corporation, if any, with the auditors and with the corporation's senior accounting executives; (e) report to the Board of Directors with respect to the Committee's meetings and its findings and make such recommendations to the Board of Directors and to the corporation's executive officers as deemed advisable; and (f) perform such other duties as may be assigned to such committee by the Board of Directors.

Section 15. Compensation Committee. The Board of Directors may appoint from its members a Compensation Committee. The Compensation Committee shall develop and oversee the implementation of comprehensive executive compensation plans for the corporation's chief executive officer and, working with senior management of the corporation, other senior executive officers of the corporation. The Compensation Committee shall report its findings and recommendations to the Board of Directors and to the corporation's chief executive officer and other senior executive officers. The Compensation Committee shall undertake such other duties as may be assigned to it by the Board of Directors.

Section 16. Other Committees. The Board of Directors may appoint from its members other committees for such purposes as the Board of Directors may elect.


                    ARTICLE IV.  OFFICERS

Section 1. Number and Qualifications. The officers of the corporation shall include the Chairman of the Board, the President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), the Treasurer and the Secretary, and any assistants to such officers so designated by the Board of Directors. Any two or more offices, other than President and Secretary, may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders, or until his or her successor shall have been duly elected, and shall have qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board of Directors shall also elect the principal or chief executive officer of the corporation which shall be either the Chairman of the Board of Directors or the President. The Board of Directors may from time to time elect, or the Chairman of the Board or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors or by the appointing authority.

Section 2. Resignations. Any officer of the corporation may resign at any time by giving written or oral notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer or agent of the corporation may be removed, either with or without cause, at any time, by the vote of the majority of the Board of Directors at any meeting of the Board of Directors, or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the Chairman of the Board or President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment of such office.

Section 5. The Chairman of Board. The Chairman of the Board shall, if present, preside at each meeting of the shareholders and of the Board of Directors, and shall perform all duties incident to the office of the Chairman of Board, and such other duties as may, from time to time be assigned to him or her by the Board of Directors. The Chairman may also be the principal or chief executive officer if so elected by the Board.

Section 6. The President. The President shall be the principal or chief operating officer of the corporation and, if so elected by the Board, the principal or chief executive officer. He or she shall have general and active supervision and direction over the business and affairs of the corporation and over its several officers, subject to the direction and control of the Board of Directors. At the request of the Chairman of the Board, or in the case of his or her absence or inability to act, or if none has been elected, the President shall perform the duties of the Chairman of the Board and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the Chairman of the Board. He or she shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, or the By-Laws.

Section 7. Vice-Presidents. Each Vice-President shall have such powers and perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

Section 8. The Secretary.  The Secretary shall:

(a) Keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors and the shareholders, and, if requested by the Chairman of any Committee of the Board of Directors, of such Committee;

(b) See that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)  Be custodian of the records of the corporation;

(d) See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) In general, to perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

Section 9. Treasurer.  The Treasurer shall:

(a) Have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all monies in the name of the corporation in such banks, trust companies or other depositories; and

(b) In general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

Section 10.  Officers, Bonds and Other Security.  If
required by the Board of Directors, any officer of the corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board of Directors may require.

Section 11. Compensation. The compensation of the officers of the corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation, but the compensation of any such officer who shall also be a Director shall be established by vote of the Board of Directors.

Section 12. Delegation of Duties. In case of the absence or inability to act of any officer of the corporation or of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officers to any other officer, or any director or other person whom it may select.


              ARTICLE V.  EXECUTIVE COMMITTEE.

Section 1. Appointment, Powers. The Board of Directors may appoint from its members an Executive Committee, which during the intervals between the meetings of the Board of Directors, shall exercise all the powers of the Board of Directors in the management and direction of all the business and affairs of the corporation (except the power to alter or amend the By-Laws or to fill vacancies on the Board or on the Executive Committee or otherwise as limited by law) in such manner as the Executive Committee shall deem best for the interests of the corporation, in all cases in which specific directions shall not have been given by the Board of Directors. In addition to such general powers, but subject to the limitation above and hereafter expressed, the Executive Committee shall have special and general charge of all financial affairs of the corporation including investments, banking relations and fiscal policies.

Section 2. Vacancies. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to limit the powers of the Executive
Committee.

Section 3. Reports to Board of Directors. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors; provided, that no acts or rights of third parties shall be affected by such revision or alteration.


     ARTICLE VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation, or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the corporation by such officer or officers (including any assistant officer) of the corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit or render it pecuniarily liable for any purpose or to any amount.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a Resolution of the Board of Directors. Such authority may be general or confined to specific instances. No officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the corporation, except when authorized by the Board of Directors.

Section 3. Checks, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the corporation shall be signed in the name and on behalf of the corporation by such persons and in such manner as shall, from time to time be authorized by the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the corporation to whom such power or designation may from time to time be delegated by the Board of Directors. For the purposes of deposit and for the purpose of collection for the account of the corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the corporation may be endorsed, signed and delivered by any officer or agent of the corporation, or in such manner as the Board of Directors may determine by resolution.

Section 5. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies and other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.


     ARTICLE VII.  CERTIFICATES FOR SHARES AND TRANSFER

Section 1. Stock Certificates. Each holder of stock of the corporation shall be entitled to have a certificate, in the form as shall be approved by the Board of Directors;
certifying the number of shares of stock of the corporation owned by him or her. The Certificates representing stock shall be signed in the name of the corporation by the Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer, or an Assistant Treasurer; provided, however, that where any such certificate is countersigned by a transfer agent other than the corporation or its employee, or is registered by a registrar other than the corporation or one of its employees, the signature of the officers of the corporation upon such certificates may be facsimiles, engraved or printed. Where any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may, nevertheless, be issued by this corporation with the same effect as if such officer were still in office at the date of their issue.

Section 2. Books of Account and Record of Shareholders. The shareholder records of the corporation shall be maintained at the corporation's principal executive offices, at the offices of the corporation's stock registrar or transfer agent, or at such places as the Board of Directors may from time to time determine. The shareholder records shall be maintained under the authority of the Secretary or any other officer or agent designated by the Board of Directors.

Section 3. Transfer of Shares. Transfers of shares of stock of the corporation shall be made on the stock records of the corporation only upon authorization by the registered holder thereof, or by his or her attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary or with the stock transfer agent or stock registrar, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares appear on the record of shareholders as the owner of such share or shares for all purposes, including without limitation, the rights to receive dividends or other distributions and to vote as such owner, and the corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 4. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of such certificate, and the corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated and the Board of Directors may, in its discretion, require such owner or his or her legal representatives to give to the corporation a bond in such sum, limited, or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the corporation against any claim that may be made against it on account of the alleged lost, theft, or destruction of any such certificate, or, the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.


                 ARTICLE VIII.  FISCAL YEAR

          The fiscal year of the corporation shall commence
January 1 and end December 31 each year.


                   ARTICLE IX.  DIVIDENDS.

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                ARTICLE X.  WAIVER OF NOTICE.

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation, or by law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                  ARTICLE XI.  AMENDMENTS.

          The By-Laws any be amended, added to, altered, or repealed or new By-Laws may be adopted by either the shareholders or by the Board of Directors.




          Adopted by the Board of Directors this 20th day
October, 1993.


                              Donn E. Davis
                              ______________________________
                              Donn E. Davis, Secretary